Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-2 No. 333-223059), and to the incorporation by reference therein of our report dated February 28, 2018 of AIP Macro Registered Fund A included in the Annual Report to shareholders for the fiscal year ended December 31, 2017.

/s/ Ernst & Young, LLP

Philadelphia, Pennsylvania

April 26, 2018